UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2022

Commission File Number:  000-24003

AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

State of Minnesota	41-1848181
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 East 7th Street, Suite 1300 St. Paul, Minnesota 55101	(651) 227-7333
(Address of principal executive offices)	(Registrant’s telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Securities registered pursuant to Section 12(g) of the Act:
Limited Partnership Units
(Title of class)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).              Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2022, the Partnership sold its 28% interest in a former Staples and The Music House store in Clermont, Florida to Kinetic Real Estate LLC, an unrelated third party. The Partnership received net cash proceeds of approximately $762,000 for the property, which resulted in a net gain of approximately $205,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – Not Applicable.

(b) Pro forma financial information – A limited number of pro forma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of pro forma statements. Assuming the Partnership had sold the property on January 1, 2021:

The Partnership's Investments in Real Estate would have been reduced by $583,626 and its Current Assets (cash) would have increased by $762,000 and Partners’ Capital would have increased by $178,374.

For the year ended December 31, 2021, Income from Operations would have increased $37,349, representing a decrease in rental income of $4,727, a decrease in depreciation expense of $21,756 and a decrease in property management expenses of $20,320. For the three months ended March 31, 2022, Income from Operations would have increased $9,838, representing a decrease in rental income of $426, a decrease in depreciation expense of $5,439 and a decrease in property management expenses of $4,825.

The net effect of these pro forma adjustments would have caused Net Income to increase from $67,186 to $104,535 and from $325,458 to $335,296, which would have resulted in Net Income of $8.22 and $26.95 per Limited Partnership Unit outstanding for the year ended December 31, 2021 and the three months ended March 31, 2022, respectively.

(c) Shell company transactions – Not Applicable.

(d) Exhibit 10.1 – Purchase and Sale Agreement dated March 3, 2022 between the Partnership and Eric Herman and Matt Lovett, relating to the property at 1600 South Grand Highway, Clermont, Florida.

Exhibit 10.2 – First Amendment to the Purchase and Sale Agreement dated April 16, 2022 between the Partnership and Eric Herman and Matt Lovett, relating to the property at 1600 South Grand Highway, Clermont, Florida.

Exhibit 10.3 – Second Amendment to the Purchase and Sale Agreement dated May 27, 2022 between the Partnership and Eric Herman and Matt Lovett, relating to the property at 1600 South Grand Highway, Clermont, Florida.

Exhibit 10.4 – Third Amendment to the Purchase and Sale Agreement dated June 10, 2022 between the Partnership and Eric Herman and Matt Lovett, relating to the property at 1600 South Grand Highway, Clermont, Florida.

Exhibit 10.5 – Assignment of Purchase Agreement dated June 13, 2022 between Eric Herman and Matt Lovett and Kinetic Real Estate, LLC, relating to the property at 1600 South Grand Highway, Clermont, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEI Income & Growth Fund XXII
Limited Partnership

	By:	AEI Fund Management XXI, Inc.
	Its:	Managing General Partner

Date: July 5, 2022	By:	/s/ Keith E Petersen
Keith E. Petersen
Chief Financial Officer